Exhibit 10.8	Employment Agreement dated as of October 22, 2009 between the Company and Edward A. White

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), made as of October 22, 2009 (the “Effective Date”), by and between BRAINTECH CANADA, INC., a Canadian Company, incorporated in the province of British Columbia and having an office 360 – 555 Sixth Street, New Westminster BC, V3L 5H1 and BRAINTECH, INC. a Nevada corporation with its principal offices at 1750 Tysons Blvd., Suite 350, McLean, VA 22102 (together “Braintech”), and EDWARD A. WHITE, an individual residing at #416 – 5 K de K Court, New Westminster, BC, V3M 6B6 Canada (the “Employee”).

WHEREAS, Braintech desires to engage the Employee to perform certain services as described in this Agreement; and

WHEREAS, the Employee desires to be so engaged by Braintech; and

NOW, THEREFORE, in consideration of the mutual promises herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	WORK.

The Employee shall work as Braintech’s principal financial officer and principal accounting officer (“Work”).  The Employee will present detailed progress and status of the Work and shall perform the Work promptly, efficiently and professionally.  The Employee shall not, directly or indirectly, engage or participate in any activities in conflict with the best interests of Braintech.

2.	TERM AND TERMINATION.

The term of this Agreement (“Term”) shall commence on the Effective Date and end on December 31, 2009.  Either party may terminate this Agreement at any time upon two (2) weeks written notice to the other party.  The termination of this Agreement for any reason shall not terminate or in any way affect the Employee’s obligations in Section 4 hereof (entitled “CONTINUATION OF NDA AND CODE OF CONDUCT AND ETHICS”).

3.	COMPENSATION.

In consideration of The Employee’s performance of the Work in accordance with this Agreement, Braintech shall pay the Employee at the rate of $10,000 (Canadian) per month (“Fee”) based on a five (5) day work week.  In order to achieve a five (5) day work week, the Employee will work an average of two (2) days per week on such days as requested by Braintech, and use an average of three (3) vacation days per week as requested by Braintech.  For each work day, the Employee shall provide at least eight (8) hours of work for Braintech.  For any given week, Braintech may require the Employee to work greater or fewer than two (2) days per week, as long as the weekly average over time is two (2) days per week.  During the Term, the Employee may use a maximum of 37.59 paid vacation days.  If the Employee’s vacation days are used up prior to the end of the Term, the Employee shall not be permitted to use any more vacation days, and the Employee will only receive payment for days actually worked.  If at December 31, 2009 the Employee has not used up all of his 37.59 paid vacation days or if either party terminates this Agreement before the Employee has used up all of his 37.59 paid vacation days, Braintech shall pay to the Employee $460.30 (Canadian) for each unused vacation day.

The Fee constitutes all of the fees and charges for the Work.

4.	CONTINUATION OF NDA AND CODE OF CONDUCT AND ETHICS.

4.1
NDA.  The Employee acknowledges that the Braintech Inc. Employee Noncompetition, Nondisclosure and Inventions Agreement dated as of December 1, 2000 between the Employee and Braintech, Inc. shall continue to apply to the Employee with full force and effect without interruption.

4.2
Code of Conduct and Ethics.  The Employee acknowledges that the Braintech Inc. Code of Business Conduct and Ethics for Directors, Officers and Employees shall continue to apply to the Employee with full force and effect without interruption.

5.	EXPIRATION AND TERMINATION OF EMPLOYMENT CONTRACT.

5.1
Expiration and Termination.  The Employment Contract dated as of October 22, 2007 among the Employee, Braintech, Inc. and its subsidiary, Braintech Canada, Inc. (“Employment Contract”) expired pursuant to its terms on October 21, 2009.

5.2
Outstanding Options.  Pursuant to Article 7 of the Employment Contract (entitled “Outstanding Options”), all of the Employee’s outstanding options will vest as of October 21, 2009, and regardless of any documentation to the contrary, the exercise period of all of the Employee’s outstanding options will extend to October 21, 2012.

5.3
Satisfaction of Employment Agreement.  The Employee acknowledges and agrees that he has been paid in full any and all monies and benefits owing or to be owed under the Employment Contract, except for the Employee’s 37.59 accrued and unpaid vacation days which are being paid out over time as provided in this Agreement.  Braintech acknowledges that no further services are required from the Employee under Section 4 of the Employment Contract.

6.	HEALTH BENEFIT PLAN

Braintech Canada, Inc.’s current group Health Benefits Program includes Basic Medical, Extended Health Care, Vision Care, Dental Expense, Life Insurance, Accidental Death and Dismemberment, and Long Term Disability.  For the period commencing October 22, 2009 and ending October 21, 2011, Braintech agrees to continue providing these benefits to the Employee.  If the current insurer is unable or unwilling to continue providing these benefits, Braintech agrees to use reasonable best efforts to obtain a new insurer that will provide at a minimum the following benefits: Basic Medical (MSP), Extended Health Care, Vision Care and Dental Expense.

7.	STOCK AND OPTIONS

In consideration for entering into this Agreement, Braintech agrees to issue to the Employee 250,000 stock options under the Braintech, Inc. 2007 Stock Option Plan (“Plan”) with an exercise price of $0.08 per share.  The Stock Options will vest and be exercisable immediately.  Notwithstanding Article VI and Section 10.03 of the Plan, the exercise period will continue for three (3) years until October 21, 2012.  Braintech also agrees issue to the Employee 200,000 shares of restricted stock.

8.	MISCELLANEOUS.

8.1	Section Headings. All section headings and captions used in this Agreement are purely for convenience and shall not affect the interpretation of this Agreement.

8.2
Governing Law. This Agreement shall be deemed to have entered into in Canada and the Province of British Columbia, and shall be subject to and governed by the laws applicable in the Province of British Columbia.

8.3	Modification. Except as otherwise provided, this Agreement shall not be modified except by written agreement signed on behalf of Braintech and the Employee by their respective authorized officers.

8.4
Entire Agreement.  Except as expressly provided in this Agreement, this Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties, constitutes the entire agreement between them with respect to the matters described, and shall not be modified or affected by any course of dealing, course of performance or usage of trade.

8.5
Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

8.6
Waiver.  The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party’s right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

8.7
Survival.  The provisions of this Agreement, which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied.

8.8
Further Assurances.  Each party agrees that it will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other party during the term of this Agreement.

8.9	Counterparts. This Agreement may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the dates indicated in the signature block below, with the intent that it be effective as of the Effective Date.

BRAINTECH, INC.	EDWARD A WHITE
Signature:____________________________ Print name: Rick Weidinger Title: CEO	Signature:_____________________________________